Exhibit 99.1

The Duckhorn Portfolio Announces Fourth Quarter and Fiscal Year 2021 Financial Results

Fourth Quarter Net Sales Increase 36%

Fourth Quarter Net Income of $7.4 million; Adjusted Net Income of $9.2 million

Fourth Quarter Adjusted EBITDA of $18.4 million

Introduces Fiscal Year 2022 Guidance

St. Helena, CA, October 4, 2021 – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”), today reported its financial results for the three months ended July 31, 2021.

Fourth Quarter Highlights

•	Net sales were $70.9 million, an increase of $18.7 million, or 35.7%, versus the prior year period.

•

Gross profit was $34.4 million, an increase of $8.5 million, or 32.7%, versus the prior year period. Adjusted gross profit was $34.7 million, an increase of $8.2 million, or 30.9%, versus the prior year period.

•

Net income was $7.4 million, or $0.06 per diluted share, versus $(2.7) million, or $(0.03) per diluted share, in the prior year period; adjusted net income was $9.2 million, or $0.08 per diluted share, versus $7.4 million, or $0.07 per diluted share, in the prior year period.

•

Adjusted EBITDA was $18.4 million, an increase of $0.6 million, or 3.4%, versus the prior year period, which includes public company costs in the most recent quarter that did not exist in the prior year period. Adjusted EBITDA increased $2.3 million, or 14.3%, versus the prior year when comparing Adjusted EBITDA in the fourth quarter against the prior year period when proportionately burdened by public company costs.

•	Cash and cash equivalents were $4.2 million as of July 31, 2021, with a leverage ratio of 2.1x net debt (net of deferred financing costs) to trailing twelve months adjusted EBITDA.

Fiscal Year 2021 Highlights

•	Net sales were $336.6 million, an increase of $66.0 million, or 24.4%, versus the prior year.

•	Gross profit was $167.3 million, an increase of $30.5 million, or 22.3%, versus the prior year. Adjusted gross profit was $169.6 million, an increase of $22.2 million, or 15.1%, versus the prior year.

•

Net income was $56.0 million, or $0.52 per diluted share, versus $32.4 million, or $0.32 per diluted share, in the prior year period. Adjusted net income was $62.4 million, or $0.58 per diluted share, versus $49.0 million, or $0.48 per diluted share, in the prior year.

•

Adjusted EBITDA was $117.2 million, an increase of $12.1 million, or 11.5%, versus the prior year, which includes public company costs in the most recent year that did not exist in the prior year. Adjusted EBITDA increased $14.6 million, or 14.2%, in the fiscal year 2021 versus the prior year when comparing Adjusted EBITDA against the prior year period when proportionately burdened by public company costs.

“I am very pleased to report that we have exceeded our expectations, with a strong fourth quarter that caps off an exceptional year for Duckhorn,” commented Alex Ryan, President, Chief Executive Officer and Chairman. “Our brand equity, diversified omni-channel platform and highly flexible supply chain position us very well to capitalize on the heightened interest and demand for high-quality wine, all of which contributed to another period of robust sales and volume growth. Importantly, we continue to achieve profitable results in an environmentally sustainable manner.”

Fourth Quarter 2021 Results

	Three months ended July 31,		Fiscal year ended July 31,
	2021	2020	2021	2020
Net sales growth	35.7%	9.9%	24.4%	12.2%
Volume contribution	40.4%	14.6%	32.4%	19.9%
Price / mix contribution	(4.6)%	(4.7)%	(8.0)%	(7.7)%

	Three months ended July 31,		Fiscal year ended July 31,
	2021	2020	2021	2020
Wholesale – Distributors	68.9%	62.6%	65.3%	60.0%
Wholesale - California direct to retail	18.5%	22.0%	16.9%	18.9%
DTC	12.6%	15.4%	17.8%	21.1%

Net sales	100.0%	100.0%	100.0%	100.0%

Note: Sum of the individual amounts may not add due to rounding.

Net sales were $70.9 million, an increase of $18.7 million, or 35.7%, versus $52.2 million in the prior year period. The increase in net sales was primarily attributable to 40% volume growth, which compares to 15% volume growth in the prior year period. This was partially offset by (4.6)% mix contribution, as our leading Decoy and Duckhorn Vineyard winery brands outpaced the rest of the portfolio, and Wholesale-to-Distributor sales growth exceeded the growth of our California Direct-to-Retail and DTC channels. On a like-for-like basis, pricing changes were immaterial to our results.

Gross profit was $34.4 million, an increase of $8.5 million, or 32.7%, versus the prior year period. Gross profit margin was 48.5%, down 110 basis points versus the prior year period as a result of brand and channel mix shifts. Adjusted gross profit was $34.7 million, an increase of $8.2 million, or 30.9%, versus the prior year period.

Total selling, general and administrative expenses were $24.4 million, an increase of $8.2 million, or 50.6% versus $16.2 million in the prior year period. The increase was primarily attributed to a $2.1 million increase in incentive costs resulting from the Company’s strong performance, $1.7 million in transaction expenses primarily related to the Company’s IPO in the previous fiscal quarter, an additional $1.7 million related to public company costs, namely professional fees and D&O insurance, which were not present in the prior year quarter, and $0.8 million in higher equity-based compensation.

Net income was $7.4 million, or $0.06 per diluted share, versus $(2.7) million, or $(0.03) per diluted share, in the prior year period. Adjusted net income was $9.2 million, or $0.08 per diluted share, versus $7.4 million, or $0.07 per diluted share, in the prior year period. The increases to adjusted net income and EPS were due to higher net sales, lower interest expense and lower depreciation expense, partially offset by negative mix contribution due to brand and channel mix, increases in direct selling expenses generally in line with net sales growth during the period as well as public company costs.

Adjusted EBITDA was $18.4 million, an increase of $0.6 million, or 3.4%, versus $17.8 million in the prior year period. The increase was largely driven by higher net sale volume, partially offset by the aforementioned increases in incentive costs, transaction expenses primarily related to the Company’s IPO, and ongoing public company costs.

Fiscal Year 2022 Guidance

Ryan continued, “As we enter our first full fiscal year as a public company, we are introducing initial guidance that we view as thoughtful and well-calibrated for the currently fluid operating environment. We remain confident in our ability to continue to well-outperform the market, and we look forward to continuing to build upon our legacy as the standard for American fine wine and long-term value creation for all stakeholders.”

In fiscal 2022, we expect to deliver adjusted EPS between $0.54 and $0.57 per diluted share versus fiscal 2021 adjusted EPS of $0.58 per diluted share. Note, the provided annual range is negatively impacted by an increase in weighted average share count of approximately nine million shares or 8% on a year-over-year basis, a function of timing related to the Company’s third quarter fiscal 2021 IPO. On a comparative basis, fiscal 2022 will also include a full year of public company costs, whereas fiscal 2021 results only include a partial year of public company costs.

Accordingly, the Company views it as useful to consider these factors in evaluating our operating performance year-over-year. On a like-for-like basis, the guidance range provided for fiscal 2022 adjusted EPS of $0.54 to $0.57 is comparable to what would be an adjusted EPS of $0.52 per share in fiscal 2021 if that year had been burdened by a full year of public company costs and assuming a diluted share count consistent with our guidance for fiscal 2022.

The following table provides the Company’s guidance range for fiscal year 2022:

(millions, except per share data and percentages)	Fiscal year ended July 31, 2022
Net sales	$353.0	$360.0
Adjusted EBITDA	$118.0	$122.0
Adjusted EPS	$0.54	$0.57
Diluted share count	114.5	116.5
Effective tax rate	24%	26%

Conference Call and Webcast

The Company will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time.) Investors interested in participating in the live call can dial 833-329-1692 from the U.S. and 639-380-0038 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, October 18, 2021, by dialing 416-621-4642 from the U.S., or 800-585-8367 from international locations, and entering confirmation code 6793526.

There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com. The webcast will be archived for 30 days.

About The Duckhorn Portfolio, Inc.

The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and more than 800 coveted acres of vineyards spanning 22 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 25 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.

Use of Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted earnings per share (“EPS”). Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, changes in the fair value of derivatives, net of taxes, and certain other items which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and consumer discretionary spending; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; the impact of COVID-19 on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Investor Contact

Chris Mandeville, ICR

ir@duckhorn.com

707-302-2635

Media Contact

Jessica Liddell, ICR

DuckhornPR@icrinc.com

203-682-8200

THE DUCKHORN PORTFOLIO, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands, except shares and per share data)

	July 31, 2021	July 31, 2020
ASSETS
Current assets
Cash	$4,244	$6,252
Accounts receivable trade, net	33,253	26,464
Inventories	267,737	245,311
Prepaid expenses and other current assets	9,167	2,686

Total current assets	314,401	280,713
Long-term assets
Property and equipment, net	240,939	242,751
Intangible assets, net	200,547	208,230
Goodwill	425,209	425,209
Other long-term assets	2,021	1,688

Total long-term assets	868,716	877,878

Total assets	$1,183,117	$1,158,591

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,556	$3,733
Accrued expenses	21,557	15,511
Accrued compensation	16,845	8,674
Deferred revenue	3,102	4,148
Derivative instrument	—	5,376
Current maturities of long-term debt	11,324	13,430
Other current liabilities	397	935

Total current liabilities	56,781	51,807
Long-term liabilities
Revolving line of credit, net	121,348	239,674
Long-term debt, net of current maturities and debt issuance costs	114,625	125,844
Deferred income taxes	86,667	84,638
Other long-term liabilities	1,458	2,024

Total long-term liabilities	324,098	452,180

Total liabilities	380,879	503,987
Equity
Common stock, $0.01 par value; 500,000,000 shares authorized, 115,046,793 issued and outstanding at July 31, 2021 and 200,000,000 shares authorized, 101,713,460 issued and outstanding at July 31, 2020	1,150	1,017
Additional paid-in capital	726,903	535,372
Retained earnings	73,634	117,658

Total The Duckhorn Portfolio, Inc. equity	801,687	654,047

Non-controlling interests	551	557

Total equity	802,238	654,604

Total liabilities and equity	$1,183,117	$1,158,591

THE DUCKHORN PORTFOLIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)

	Three months ended July 31,		Fiscal years ended July 31,
	2021	2020	2021	2020
Net sales (net of excise taxes of $1,073, $703, $4,855 and $3,220 respectively)	$70,893	$52,231	$336,613	$270,648
Cost of sales	36,506	26,308	169,265	133,766

Gross profit	34,387	25,923	167,348	136,882

Selling, general and administrative expenses	24,398	16,205	89,816	65,908
Impairment loss	—	11,830	—	11,830
Casualty (loss) gain, net	77	—	(6,559)	(4,047)

Income from operations	9,912	(2,112)	84,091	63,191

Interest expense	2,671	4,019	13,618	17,924
Other (income) expense, net	(1,499)	(1,250)	(6,505)	2,457

Total other expenses	1,172	2,769	7,113	20,381

Income (loss) before income taxes	8,740	(4,881)	76,978	42,810
Income tax expense (benefit)	1,314	(2,156)	21,008	10,432

Net income (loss)	7,426	(2,725)	55,970	32,378

Less: Net loss (income) attributable to non-controlling interest	2	2	6	(1)

Net income (loss) attributable to The Duckhorn Portfolio, Inc.	$7,428	$(2,723)	$55,976	$32,377

Net income (loss) per share of common stock:
Basic	0.06	(0.03)	0.52	0.32
Diluted	0.06	(0.03)	0.52	0.32
Weighted average shares of common stock outstanding:
Basic	115,046,793	101,713,460	106,681,496	101,713,460
Diluted	115,294,078	101,713,460	106,934,853	101,713,460

THE DUCKHORN PORTFOLIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Fiscal years ended July 31,
	2021	2020
Cash flows from operating activities
Net income	$55,970	$32,378
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	2,029	(5,001)
Depreciation and amortization	21,343	22,755
Loss on disposal of assets	7	187
Change in fair value of derivatives	(5,848)	2,340
Amortization of debt issuance costs	1,623	2,121
Loss on debt extinguishment	272	—
Impairment loss	—	11,830
Equity-based compensation	10,822	1,154
Change in operating assets and liabilities:
Accounts receivable trade, net	(6,789)	(3,997)
Inventories	(22,426)	(10,658)
Prepaid expenses and other current assets	(6,593)	(573)
Other long-term assets	(333)	(29)
Accounts payable	(45)	1,365
Accrued expenses	7,627	(1,733)
Accrued compensation	8,171	2,295
Deferred revenue	(1,045)	285
Other current and long-term liabilities	(513)	460

Net cash provided by operating activities	64,272	55,179

Cash flows from investing activities
Purchases of property and equipment	(13,689)	(13,624)
Business acquisition, net of cash acquired	—	—
Proceeds from sales of property and equipment	122	89

Net cash used in investing activities	(13,567)	(13,535)

Cash flows from financing activities
Dividend to parent	(100,000)	—
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriters’ discounts and commissions	187,500	—
Payments of deferred offering costs	(6,658)	—
Capital contribution from parent	—	—
Payments under line of credit	(263,000)	(99,000)
Borrowings under line of credit	143,500	59,500
Extinguishment of long-term debt	(38,131)	—
Issuance of long-term debt	38,131	13,100
Payments of long-term debt	(13,787)	(12,741)
Repayment of capital leases	(8)	(16)
Debt issuance costs	(260)	—

Net cash used in financing activities	(52,713)	(39,157)

Net (decrease) increase in cash	(2,008)	2,487
Cash—Beginning of year	6,252	3,765

Cash—End of year	$4,244	$6,252

Supplemental cash-flow information
Cash paid during the year for:
Interest, net of amount capitalized	$12,620	$15,594
Income taxes	$22,743	$15,604
Non-cash investing and financing activities
Property and equipment additions in accounts payable and accrued expenses	$1,369	$3,081

THE DUCKHORN PORTFOLIO, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.

Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.

Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;

•	adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and

•	other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting) and bulk wine losses. We believe Adjusted Gross Profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted Gross Profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.

Adjusted Net Income

Adjusted Net Income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe Adjusted Net Income assists us and our investors in evaluating our performance period-over-period. In calculating Adjusted Net Income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach Adjusted Net Income:

•	Adjusted Net Sales – calculated as net sales excluding the impact of purchase accounting and bulk wine losses;

•	Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses, equity-based compensation, and COVID-19 costs;

•	Adjusted Income Tax – calculated as the tax effect of all adjustments to reach Adjusted Net Income based on the applicable blended statutory tax rate for the period.

Adjusted Net Income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.

Adjusted EPS

Adjusted EPS is a non-GAAP financial measure that the Company calculates as Adjusted Net Income divided by diluted share count for the applicable period. We believe Adjusted EPS is useful to us and our investors because it improves comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in millions, except shares and per share data)

				Three months ended July 31, 2021
	Net Sales	Gross Profit	SG&A	Adjusted EBITDA	Income Tax	Net Income	Diluted EPS
GAAP Results	$70.9	$34.4	$24.4	$7.4	$1.3	$7.4	$0.06
Interest expense				2.7
Income tax expense				1.3
Depreciation and amortization expense		0.1	(1.9)	4.9

EBITDA				$16.3
Purchase accounting adjustments		0.2		0.2	0.1	0.2	0.00
Transaction expenses			(1.7)	1.7	0.5	1.2	0.01
Change in fair value of derivatives				(1.0)	(0.3)	(0.7)	(0.01)
Equity-based compensation			(1.1)	1.1	0.0	1.0	0.01
Wildfire costs				0.1	0.0	0.1	0.00

Non-GAAP Results	$70.9	$34.7	$19.7	$18.4	$1.6	$9.2	$0.08

				Three months ended July 31, 2020
	Net Sales	Gross Profit	SG&A	Adjusted EBITDA	Income Tax	Net Income	Diluted EPS
GAAP Results	$52.2	$25.9	$16.2	$(2.7)	$(2.2)	$(2.7)	$(0.03)
Interest expense				4.0
Income tax expense				(2.2)
Depreciation and amortization expense		0.5	(1.9)	5.3

EBITDA				$4.5
Purchase accounting adjustments		0.6		0.6	0.2	0.5	0.00
Impairment loss				11.8	2.9	8.9	0.09
Change in fair value of derivatives				(1.1)	(0.3)	(0.8)	(0.01)
Equity-based compensation			(0.3)	0.3	0.0	0.3	0.00
Bulk wine loss, net	0.1	(0.5)		0.5	0.1	0.4	0.00
Financial statement uplift costs			(0.1)	0.1	0.0	0.1	0.00
COVID-19 costs			(1.1)	1.1	0.3	0.8	0.01

Non-GAAP Results	$52.3	$26.5	$12.8	$17.8	$1.0	$7.4	$0.07

				Fiscal year ended July 31, 2021
	Net Sales	Gross Profit	SG&A	Adjusted EBITDA	Income Tax	Net Income	Diluted EPS
GAAP Results	$336.6	$167.3	$89.8	$56.0	$21.0	$56.0	$0.52
Interest expense				13.6
Income tax expense				21.0
Depreciation and amortization expense		0.6	(7.7)	21.3

EBITDA				$111.9
Purchase accounting adjustments		1.7		1.7	0.5	1.2	0.01
Transaction expenses			(4.0)	4.0	1.1	2.9	0.03
Change in fair value of derivatives				(5.8)	(1.6)	(4.3)	(0.04)
Equity-based compensation			(10.6)	10.6	0.3	10.3	0.10
Casualty loss (gain), net				(7.8)	(2.1)	(5.7)	(0.05)
Loss on debt extinguishment				0.3	0.1	0.2	0.00
Financial statement uplift costs			(0.4)	0.4	0.1	0.3	0.00
Wildfire costs				1.3	0.3	0.9	0.01
COVID-19 costs			(0.7)	0.7	0.2	0.5	0.00

Non-GAAP Results	$336.6	$169.6	$66.4	$117.2	$19.9	$62.4	$0.58

				Fiscal year ended July 31, 2020
	Net Sales	Gross Profit	SG&A	Adjusted EBITDA	Income Tax	Net Income	Diluted EPS
GAAP Results	$270.6	$136.9	$65.9	$32.4	$10.4	$32.4	$0.32
Interest expense				17.9
Income tax expense				10.4
Depreciation and amortization expense		2.2	(7.7)	22.8

EBITDA				$83.5
Purchase accounting adjustments		5.5		5.5	1.3	4.1	0.04
Transaction expenses			(0.2)	0.2	0.0	0.2	0.00
Impairment loss				11.8	2.9	8.9	0.09
Change in fair value of derivatives				2.3	0.6	1.8	0.02
Equity-based compensation			(1.2)	1.2	0.0	1.2	0.01
Casualty loss (gain), net				(4.0)	(1.0)	(3.1)	(0.03)
Bulk wine loss, net	(1.1)	2.8		2.8	0.7	2.1	0.02
Financial statement uplift costs				0.5	0.1	0.4	0.00
COVID-19 costs			(1.4)	1.4	0.3	1.0	0.01

Non-GAAP Results	$269.5	$147.4	$55.4	$105.1	$15.4	$49.0	$0.48